Exhibit 99.1

VITAMIN SHOPPE, INC.
2101 91st Street
North Bergen, NJ07047 (201) 624-3000 www.vitaminshoppe.com	FOR IMMEDIATE RELEASE

FTC Investigation Regarding The Vitamin Shoppe’s Planned

Acquisition of Super Supplements

NORTH BERGEN, N.J., December 31, 2012–The Vitamin Shoppe (NYSE: VSI), a leading specialty retailer and direct marketer of nutritional products, today announced that the United States Federal Trade Commission (FTC) has notified VSI that it is conducting an investigation into the planned acquisition by the Vitamin Shoppe of the assets of Super Supplements, Inc., which was announced on December 17, 2012.The FTC staff conducting the investigation has stated in a letter to the parties that the inquiry will extend beyond December 31, 2012, and has not yet provided any indication as to the likely outcome or ultimate timing of its inquiry. In light of the investigation, VSI and Super Supplements, Inc. have agreed to extend the outside date for consummation of the transaction from December 31, 2012 to March 1, 2013, and are cooperating with the FTC in its investigation. There can be no assurance as to whether and when the transaction will be consummated in light of these developments.

About the Vitamin Shoppe, Inc. (NYSE:VSI)

Vitamin Shoppe is a leading specialty retailer and direct marketer of nutritional products based in North Bergen, New Jersey. The company sells vitamins, minerals, nutritional supplements, herbs, sports nutrition formulas, homeopathic remedies, green living products, and health and beauty aids to customers located primarily in the United States. The company carries national brand products as well as exclusive products under the Vitamin Shoppe, BodyTech and True Athlete proprietary brands. The Vitamin Shoppe conducts business through more than 560 company-operated retail stores, website, www.VitaminShoppe.com and national mail order catalogs. Follow The Vitamin Shoppe on Facebook at http://www.facebook.com/THEVITAMINSHOPPE and on Twitter at http://twitter.com/VitaminShoppe.

About Super Supplements

Super Supplements has been providing top health and wellness products, information and inspiration for almost two decades, specializing in quality natural products, vitamins &supplements, beauty & personal care items, herbal remedies, homeopathic remedies, healthy drinks & teas and natural pet health products at the very best overall value. The company conducts business through 31 company-owned retail stores in the Pacific Northwest and at http://www.SuperSup.com.

Forward Looking Statements

Certain statements in this press release are “forward-looking statements.” Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including uncertainties as to whether the proposed purchase of Super Supplement will be consummated, the risk that the operations of Super Supplements will not be integrated successfully, uncertainty as to the expected performance of Super Supplements’ business once acquired by the Vitamin Shoppe, the strength of the economy, changes in the overall level of consumer spending, the performance of the Company’s products within the prevailing retail environment, trade restrictions, availability of suitable store locations at appropriate terms and other factors which are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and in all filings with the Securities and Exchange Commission made by the Company subsequent to the filing of the Form 10-K. Certain risks and uncertainties specifically related to the transaction include the risk that the FTC may seek to enjoin the transaction, seek divestitures that would be unacceptable to one or more of the parties, or take other actions to prevent or affect the transaction, and the risk that certain closing conditions may fail to occur, any of which may result in the transaction not being consummated. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

CONTACTS:

Investors:

Kathleen Heaney

646-912-3844

ir@vitaminshoppe.com

Media:

Susan McLaughlin

Director Corporate Communications

201-624-3134

smclaughlin@vitaminshoppe.com

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